Exhibit 23.5

                                 July 19, 2000


                          CONSENT OF INVESTMENT BANKERS


Wayne A. Whitham, Jr., Esq.
Williams, Mullen, Clark & Dobbins
1021 East Cary Street
Richmond, VA  23219

Gentlemen:

         We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our fairness opinion dated June ___, 2000 rendered to the Board of Directors of Rockingham Heritage Bank in connection with its merger with Marathon Financial Corporation and the use of our name, and the statements with respect to us, appearing in the Registration Statement.

                                                  Sincerely,

                                                  /s/ Scott & Stringfellow, Inc.